SHORTFALL AGREEMENT

THIS AGREEMENT dated September 29, 2004.

A M O N G:

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP, an Alberta limited partnership

(the “RMRF”)

- and -

WILSHIRE (GP) NO. 2 CORPORATION, in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP, a British Columbia limited partnership

(the “RLP”)

- and -

WILSHIRE FINANCIAL SERVICES INC, a corporation incorporated pursuant to the laws of the Province of Alberta

(the “Wilshire”)

- and -

GIBRALTAR MINES LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(the “Resource Company”)

WHEREAS:

A.	Pursuant to loan arrangements arranged by Wilshire, Alberta Capital Trust Corporation (“Alberta Trust”) has agreed to advance funds to the limited partners of RMRF;

B.	The limited partners of RMRF will be using the proceeds of such loan advances to fund a portion of their respective subscriptions for units of RMRF;

C.	RMRF will be using such subscription proceeds to purchase limited partnership units of Red Mile Resources No. 2 Limited Partnership (“RLP”);

D.	Pursuant to various agreements, Resource Company is required to provide security to each of Wilshire, RMRF, RLP and Alberta Trust;

E.
Alberta Trust has mandated that the only acceptable security for such obligations shall be a pledge of a promissory note (the “Promissory Note”) issued by Alberta Trust upon the advance by the Resource Company to Alberta Trust of a specific sum of money and Wilshire, RMRF and RLP have agreed that the Pledge of the Promissory Note is the only form of acceptable security.

F.
Pursuant to paragraph 10 of the pledge, priorities and direction agreement (the “PDDA”) among, inter alia, RMRF, RLP, Alberta Trust and Resource Company, Resource Company is entitled to satisfy certain obligations by way of a transfer or assignment of the Promissory Note;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

1.
Preamble and Paragraph References. The preamble to this Agreement shall form an integral part hereof. All references in this Agreement to paragraphs and subparagraphs refer to paragraphs and subparagraphs of this Agreement unless otherwise specified.

2.
Acknowledgement re Transfer of Promissory Note. Each of RLP and RMRF agree that to the extent that Resource Company transfers the Promissory Note to RLP or RMRF, as the case may be, pursuant to paragraph 10 of the PPDA, as between RMRF, RLP and Resource Company, Resource Company shall be deemed to have paid an amount equal to its the aggregate of the outstanding principal balance owing under the Promissory Note at the time of transfer and any accrued and unpaid interest owing thereon (the “Face Value”).

3.
Obligation to Make Payment. Notwithstanding Paragraph 2 hereof, Wilshire agrees that to the extent that the realizable value of the Promissory Note at the time of the transfer from Resource Company to RLP or RMRF (the “Realizable Value”) is less than the Face Value, Wilshire will immediately pay to RLP or RMRF, as the case may be, the difference between the Face Value and the Actual Value.

4.	Governing Law. This Agreement shall be governed by and construed and in force in accordance with the law of the Province of Alberta and the law of Canada applicable therein.

5.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect hereof.

6.
Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

7.
Entire Agreement. This Agreement constitutes the entire among RMRF, RLP, Wilshire and Resource Company in connection with the credit facility created hereunder and supersedes all prior agreements, whether oral or written, between Wilshire and Resource Company in respect of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP

By:
Authorized Signing Officer

WILSHIRE (GP) NO. 2 CORPORATION, in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP

By:
Authorized Signing Officer

WILSHIRE FINANCIAL SERVICES INC.

By:
Authorized Signing Officer

GIBRALTAR MINES LTD.

By:
Authorized Signing Officer